                                             Exhibit 99.1
Editorial Contacts:
Kate Beerkens, Director of Investor Relations - ir@logitech.com
Bruno Rodriguez, Head of Corporate Communications - mediarelations@logitech.com

Logitech Announces Q2 Fiscal Year 2027 Results
Second Quarter Marks Company's Eleventh Consecutive Quarter of Growth

LAUSANNE, Switzerland, and SAN JOSE, Calif., October 27, 2026 — SIX Swiss Exchange Ad hoc announcement pursuant to Art. 53 LR — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the second quarter of Fiscal Year 2027.
•Sales were $1.22 billion, up 3 percent in US dollars and 2 percent in constant currency, compared to Q2 of the prior year.
•GAAP gross margin was 44.9 percent, up 150 basis points compared to Q2 of the prior year. Non-GAAP gross margin was 45.2 percent, up 140 basis points compared to Q2 of the prior year.
•GAAP operating income was $201 million, up 5 percent compared to Q2 of the prior year. Non-GAAP operating income was $231 million, up 0.4 percent compared to Q2 of the prior year.
•GAAP earnings per share (EPS) was $1.25, up 9 percent compared to Q2 of the prior year. Non-GAAP EPS was $1.51, up 4 percent compared to Q2 of the prior year.
•Cash flow from operations was $164 million. The quarter-ending cash balance was $1.51 billion.
•The Company returned $406 million of cash to shareholders in the quarter through its annual dividend and share repurchases.
"We delivered our eleventh consecutive quarter of growth and launched 19 new products for the holiday quarter," said Hanneke Faber, Logitech chief executive officer. "Growth in the Americas, Video Collaboration and Gaming supported our topline growth. Our strategic priorities and operational discipline continue to deliver."

"This Q2 marks another strong performance from our teams," said Matteo Anversa, Logitech chief financial officer. "Our gross margins were very strong, driving non-GAAP operating income well ahead of our outlook. We continued to execute rigorous cost management while funding targeted investments that will drive growth. Our commitment to a disciplined capital allocation model allowed us to return $406 million to shareholders, in the form of our annual dividend and share repurchases."

Outlook
As previously communicated, one of our semiconductor suppliers had a serious incident in its manufacturing facility, resulting in its closure at the end of June. The facility opened in September and began ramping up production. While the facility’s current capacity is below our required level, we expect it to resume full production by the end of the calendar year.

We expect Q3 net sales between –5% to 0% year over year in constant currency. This range includes an estimated negative impact to net sales from the supplier incident of approximately $70 to $80 million. We expect the impact of the supplier incident to be largely resolved by Q4.

Our financial outlook for the third quarter of Fiscal Year 2027:

Q3 FY27 outlook
Sales	$1,360 - $1,430 million
Sales growth/decline (in US dollars, year over year)	'-4% - 1%
Sales growth/decline (in constant currency, year over year)	'-5% - 0%
Non-GAAP operating income	$220 - $255 million

Financial Results Videoconference and Webcast
Logitech will hold a financial results videoconference to discuss the results for Q2 Fiscal Year 2027 on Tuesday, October 27, 2026 at 1:30 p.m. Pacific Daylight Time (PDT) and 9:30 p.m. Central European Time (CET).

A livestream of the event will be available on the Logitech corporate website at https://ir.logitech.com. This press release and the Q2 Fiscal Year 2027 Shareholder Letter are also available there.

Use of Non-GAAP Financial Information and Constant Currency
To facilitate comparisons to Logitech’s historical results, Logitech has included non-GAAP adjusted measures in this press release, which exclude share-based compensation expense, amortization of intangible assets, acquisition-related costs, restructuring charges (credits), net, loss (gain) on investments, non-GAAP income tax adjustment, and other items detailed under “Supplemental Financial Information” after the tables below and posted to our website at https://ir.logitech.com. Logitech also presents percentage sales growth in constant currency (“cc”), a non-GAAP measure, to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales. Logitech believes this information, used together with the GAAP financial information, will help investors to evaluate its current period performance, and trends in its business. With respect to the Company’s outlook for non-GAAP operating income and non-GAAP operating margin, most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to the GAAP amounts has been provided for the Q3 FY27 outlook.

Public Dissemination of Certain Information
Recordings of Logitech’s earnings videoconferences and certain events Logitech participates in or hosts, with members of the investment community are posted on the company’s investor relations website at https://ir.logitech.com. Additionally, Logitech provides notifications of news or announcements regarding its operations and financial performance, including its filings with the Securities and Exchange Commission (SEC), investor events, and press and earnings releases as part of its investor relations website. Logitech intends to use its investor relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Logitech’s corporate governance information also is available on its investor relations website.

About Logitech
Logitech creates design-led, software-enabled hardware solutions that help businesses thrive and bring people together when working, creating and gaming in the age of AI. As the point of connection between people and the digital world, our mission is to extend human potential in work and play, in a way that is good for people and the planet. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI). Find Logitech and its other brands, including Logitech G, at www.logitech.com or company blog.

# # #
This press release contains forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding: our preliminary financial results for the three and six months ended September 30, 2026; Q3 FY27 outlook, including for net sales and non-GAAP operating income, demand and growth expectations, the impact of the incident in the manufacturing facilities of one of our semiconductor suppliers, and related assumptions. The forward-looking statements in this press release are subject to risks and uncertainties that could cause Logitech's actual results and events to differ materially from those anticipated in these forward-looking statements, including, without limitation: macroeconomic and geopolitical conditions and other factors and their impact, for example the resilience of overall consumer demand, B2B and IT spending levels, changes in inflation levels and monetary policies, governments’ fiscal policies, and geopolitical conflicts; our expectations regarding our expense discipline efforts, including the timing thereof; changes in secular trends that impact our business; if our product offerings, marketing activities and investment prioritization decisions do not result in the sales, profitability or profitability growth we expect, or when we expect it; if we fail to innovate and develop new products in a timely and cost-effective manner for our new and existing product categories; issues relating to development and use of artificial intelligence; if we do not successfully execute on our growth opportunities or our growth opportunities are more limited than we expect; the effect of demand variability, supply shortages and other supply chain challenges affecting the availability and price of required components and materials; the effect of logistics challenges, including disruptions in logistics; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; if we are not able to maintain and enhance our brands; if our products and marketing strategies fail to separate our products from competitors’ products; if we do not efficiently manage our spending; our expectations regarding our restructuring efforts, including the timing thereof; if there is a deterioration of business and economic conditions in one or more of our sales regions or product categories, or significant fluctuations in exchange rates; changes in trade regulations, policies and agreements and the imposition of tariffs that affect our products or operations, including the ultimate treatment and any changes to tariff refunds; if we do not successfully execute on strategic acquisitions and investments; risks associated with acquisitions; the effect of changes to our effective income tax rates; and the ability and timing to resolve the impact of the incident in the supplier manufacturing facilities. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Logitech’s periodic filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2026 and other reports filed with the SEC, available at www.sec.gov, under the caption Risk Factors and elsewhere. Logitech does not undertake any obligation to update any forward-looking statements to reflect new information or events or circumstances occurring after the date of this press release.

Note that unless noted otherwise, comparisons are year over year.

Logitech and other Logitech marks are trademarks or registered trademarks of Logitech Europe S.A. and/or its affiliates in the U.S. and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s website at www.logitech.com.

(LOGIIR)

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	Three Months Ended September 30,		Six Months Ended September 30,
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	2026	2025	2026	2025

Net sales	$1,218,838	$1,186,056	$2,446,072	$2,333,759
Cost of goods sold	671,248	669,418	1,289,847	1,336,010
Amortization of intangible assets	557	2,182	1,252	4,331
Gross profit	547,033	514,456	1,154,973	993,418

Operating expenses:
Marketing and selling	219,533	198,993	439,278	394,789
Research and development	82,725	76,110	167,348	150,697
General and administrative	42,983	41,802	86,508	83,599
Amortization of intangible assets and acquisition-related costs	927	1,818	1,853	4,464
Restructuring charges, net	309	4,442	879	6,484
Total operating expenses	346,477	323,165	695,866	640,033

Operating income	200,556	191,291	459,107	353,385
Interest income	12,441	11,828	26,540	23,057
Other income (expense), net	5,499	(64)	8,429	1,098
Income before income taxes	218,496	203,055	494,076	377,540
Provision for income taxes	38,461	32,385	78,344	60,855
Net income	$180,035	$170,670	$415,732	$316,685

Net income per share:
Basic	$1.26	$1.16	$2.90	$2.15
Diluted	$1.25	$1.15	$2.88	$2.13

Weighted average shares used to compute net income per share:
Basic	142,946	147,123	143,214	147,487
Diluted	143,770	148,422	144,398	148,731

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

	September 30,	March 31,
CONDENSED CONSOLIDATED BALANCE SHEETS	2026	2026

Current assets:
Cash and cash equivalents	$1,507,647	$1,741,546
Accounts receivable, net	750,692	505,867
Inventories	556,790	489,948
Other current assets	170,826	177,895
Total current assets	2,985,955	2,915,256

Non-current assets:
Property, plant and equipment, net	112,403	116,454
Goodwill	464,441	465,417
Other intangible assets, net	9,272	12,386
Other assets	347,810	339,075
Total assets	$3,919,881	$3,848,588

Current liabilities:
Accounts payable	$639,980	$530,983
Accrued and other current liabilities	763,140	781,990
Total current liabilities	1,403,120	1,312,973

Non-current liabilities:
Income taxes payable	97,390	86,322
Other non-current liabilities	256,122	237,899
Total liabilities	1,756,632	1,637,194

Shareholders’ equity:
Registered shares, CHF 0.25 par value Issued shares: 160,784 at September 30, 2026 and March 31, 2026	28,001	28,001
Additional paid-in capital	86,555	123,386
Shares in treasury, at cost Treasury shares: 18,584 and 17,282 at September 30, 2026 and March 31, 2026, respectively	(1,372,358)	(1,207,454)
Retained earnings	3,536,801	3,381,278
Accumulated other comprehensive loss	(115,750)	(113,817)
Total shareholders’ equity	2,163,249	2,211,394
Total liabilities and shareholders’ equity	$3,919,881	$3,848,588

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited
	Three Months Ended September 30,		Six Months Ended September 30,
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	2026	2025	2026	2025

Cash flows from operating activities:
Net income	$180,035	$170,670	$415,732	$316,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,624	15,871	32,984	30,935
Amortization of intangible assets	1,484	4,000	3,105	8,795
Loss (gain) on investments	(1,598)	104	(2,155)	497
Share-based compensation expense	28,549	30,312	58,181	63,140
Deferred income taxes	469	10,083	14,341	22,196
Other	(4)	13	(6)	(12)
Changes in assets and liabilities:
Accounts receivable, net	(86,078)	(69,092)	(248,745)	(235,859)
Inventories	(64,535)	(19,084)	(65,242)	(1,780)
Other assets	38,853	2,333	9,064	(17,484)
Accounts payable	54,117	30,416	110,327	165,419
Accrued and other liabilities	(3,355)	53,211	2,683	1,350
Net cash provided by operating activities	163,561	228,837	330,269	353,882
Cash flows from investing activities:
Purchases of property, plant and equipment	(14,716)	(16,557)	(31,514)	(32,833)
Purchases of deferred compensation investments	(981)	(776)	(5,702)	(4,037)
Proceeds from sales of deferred compensation investments	1,448	1,821	6,034	3,559
Other investing activities	(5,078)	(682)	(5,292)	(983)
Net cash used in investing activities	(19,327)	(16,194)	(36,474)	(34,294)
Cash flows from financing activities:
Payment of cash dividends	(235,343)	(233,059)	(235,343)	(233,059)
Purchases of registered shares	(170,846)	(106,606)	(284,462)	(228,263)
Proceeds from exercises of stock options and purchase rights	23,439	18,451	32,046	21,713
Tax withholdings related to net share settlements of restricted stock units	(2,047)	(2,173)	(37,691)	(18,211)
Net cash used in financing activities	(384,797)	(323,387)	(525,450)	(457,820)
Effect of exchange rate changes on cash and cash equivalents	(1,469)	(1,271)	(2,244)	10,834
Net decrease in cash and cash equivalents	(242,032)	(112,015)	(233,899)	(127,398)
Cash and cash equivalents, beginning of the period	1,749,679	1,487,822	1,741,546	1,503,205
Cash and cash equivalents, end of the period	$1,507,647	$1,375,807	$1,507,647	$1,375,807

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,			Six Months Ended September 30,
NET SALES	2026	2025	Change	2026	2025	Change

Net sales by product category:
Gaming (1)	$349,252	$323,305	8%	$703,482	$639,180	10%
Keyboards & Combos	246,442	235,870	4	474,240	458,362	3
Pointing Devices	230,397	221,094	4	457,709	416,874	10
Video Collaboration	188,446	167,677	12	373,706	334,393	12
Webcams	75,648	83,301	(9)	152,229	167,676	(9)
Tablet Accessories	57,959	85,061	(32)	147,354	176,288	(16)
Headsets	46,052	43,498	6	90,185	89,020	1
Other (2)	24,642	26,250	(6)	47,167	51,966	(9)
Total Net Sales	$1,218,838	$1,186,056	3%	$2,446,072	$2,333,759	5%

(1) Gaming includes streaming services revenue generated by Streamlabs.
(2) Other primarily consists of mobile speakers and PC speakers.

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands, except per share amounts) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
GAAP TO NON-GAAP RECONCILIATION (A)	2026	2025	2026	2025

Gross profit - GAAP	$547,033	$514,456	$1,154,973	$993,418
Share-based compensation expense	3,455	3,359	5,637	5,739
Amortization of intangible assets	557	2,182	1,252	4,331
Gross profit - Non-GAAP	$551,045	$519,997	$1,161,862	$1,003,488

Gross margin - GAAP	44.9%	43.4%	47.2%	42.6%
Gross margin - Non-GAAP	45.2%	43.8%	47.5%	43.0%

Operating expenses - GAAP	$346,477	$323,165	$695,866	$640,033
Less: Share-based compensation expense	25,094	26,953	52,544	57,401
Less: Amortization of intangible assets and acquisition-related costs	927	1,818	1,853	4,464
Less: Restructuring charges, net	309	4,442	879	6,484
Operating expenses - Non-GAAP	$320,147	$289,952	$640,590	$571,684

% of net sales - GAAP	28.4%	27.2%	28.4%	27.4%
% of net sales - Non-GAAP	26.3%	24.4%	26.2%	24.5%

Operating income - GAAP	$200,556	$191,291	$459,107	$353,385
Share-based compensation expense	28,549	30,312	58,181	63,140
Amortization of intangible assets and acquisition-related costs	1,484	4,000	3,105	8,795
Restructuring charges, net	309	4,442	879	6,484
Operating income - Non-GAAP	$230,898	$230,045	$521,272	$431,804

% of net sales - GAAP	16.5%	16.1%	18.8%	15.1%
% of net sales - Non-GAAP	18.9%	19.4%	21.3%	18.5%

Net income - GAAP	$180,035	$170,670	$415,732	$316,685
Share-based compensation expense	28,549	30,312	58,181	63,140
Amortization of intangible assets and acquisition-related costs	1,484	4,000	3,105	8,795
Restructuring charges, net	309	4,442	879	6,484
Loss (gain) on investments	(1,598)	104	(2,155)	497
Non-GAAP income tax adjustment	7,883	6,047	9,927	8,142
Net income - Non-GAAP	$216,662	$215,575	$485,669	$403,743

Net income per share:
Diluted - GAAP	$1.25	$1.15	$2.88	$2.13
Diluted - Non-GAAP	$1.51	$1.45	$3.36	$2.71

Shares used to compute net income per share:
Diluted - GAAP and Non-GAAP	143,770	148,422	144,398	148,731

LOGITECH INTERNATIONAL S.A.
PRELIMINARY RESULTS*
(In thousands) - unaudited

SUPPLEMENTAL FINANCIAL INFORMATION	Three Months Ended September 30,		Six Months Ended September 30,
SHARE-BASED COMPENSATION EXPENSE	2026	2025	2026	2025

Share-based Compensation Expense
Cost of goods sold	$3,455	$3,359	$5,637	$5,739
Marketing and selling	10,312	12,141	22,133	26,071
Research and development	5,643	5,666	12,240	12,017
General and administrative	9,139	9,146	18,171	19,313
Total share-based compensation expense	28,549	30,312	58,181	63,140
Income tax benefit	(4,363)	(6,015)	(13,206)	(10,921)
Total share-based compensation expense, net of income tax benefit	$24,186	$24,297	$44,975	$52,219

*Note: These preliminary results for the three and six months ended September 30, 2026 are subject to adjustments, including subsequent events that may occur through the date of filing our Quarterly Report on Form 10-Q.

(A) Non-GAAP Financial Measures

To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations.

While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting both our performance and our cash-generating potential, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enable investors to more fully understand trends in our current and future performance. In assessing our business during the quarter ended September 30, 2026 and prior periods presented, we excluded items in the following general categories, each of which are described below:

Share-based compensation expense. We believe that providing non-GAAP measures excluding share-based compensation expense, in addition to the GAAP measures, allows for a more transparent comparison of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine share-based compensation expense. We believe that excluding share-based compensation expense enhances our ability and the ability of investors to understand the impact of non-cash share-based compensation on our operating results and to compare our results against the results of other companies.

Amortization of intangible assets. We incur intangible asset amortization expense, primarily in connection with our acquisitions of various businesses and technologies. The amortization of purchased intangibles varies depending on the level of acquisition activity. We exclude these various charges in budgeting, planning and forecasting future periods and we believe that providing the non-GAAP measures excluding these various non-cash charges, as well as the GAAP measures, provides additional insight when comparing our gross profit, operating expenses, and financial results from period to period.

Acquisition-related costs. We incurred expenses in connection with our acquisitions which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination. We believe that providing the non-GAAP measures excluding these costs, as well as the GAAP measures, assists our investors because such costs are not reflective of our ongoing operating results.

Restructuring charges (credits), net. These charges (credits) are associated with restructuring plans and will vary based on the initiatives in place during any given period. Restructuring charges may include costs related to employee terminations, facility closures and early cancellation of certain contracts as well as other costs resulting from our restructuring initiatives. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such charges (credits) are not reflective of our ongoing operating results.

Loss (gain) on investments. We recognize losses (gains) related to our investments in various companies, which vary depending on the operational and financial performance of the companies in which we invest. These amounts include our losses (earnings) on equity method investments as well as investment impairments and losses (gains) resulting from sales or other events related to our investments. We believe that providing the non-GAAP measures excluding these items, as well as the GAAP measures, assists our investors because such losses (gains) are not reflective of our ongoing operations.

Non-GAAP income tax adjustment. Non-GAAP income tax adjustment primarily measures the income tax effect of non-GAAP adjustments excluded above as well as the income tax impact of non-recurring deferred taxes, tax settlements, and other non-routine tax events, the determination of which is based upon the nature of the underlying items.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in the Company’s financial results for the foreseeable future. We compensate for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Additional Supplemental Financial Information - Constant Currency

In addition, Logitech presents percentage sales growth in constant currency to show performance unaffected by fluctuations in currency exchange rates. Percentage sales growth in constant currency is calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency and comparing that to current period sales.